For Immediate Release    For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com
Standard Motor Products, Inc. Announces
Increase in its Quarterly Dividend

New York, NY, February 3, 2025......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, announced today that its Board of Directors has approved an increase in its quarterly common stock dividend from twenty-nine cents per share to thirty-one cents per share, payable on March 3, 2025, to shareholders of record on February 14, 2025.

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